UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): January 25, 2021

IZEA WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37703	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 N. Orlando Avenue, Suite 313, PMB 247 Winter Park, Florida	32789
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IZEA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

On January 25, 2021, IZEA Worldwide, Inc. (the “Company”) launched an at-the-market offering (the “Offering”) for up to $35,000,000 worth of shares of the Company’s common stock, par value $0.0001 per share, pursuant to an at the market (ATM) Sales Agreement, dated January 25, 2021, by and between the Company and National Securities Corporation. A copy of the ATM Sales Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Olshan Frome Wolosky LLP, counsel to the Company, delivered an opinion as to the validity of the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

The Company has 54,526,583 shares of common stock outstanding as of January 25, 2021.

Item 9.01.       Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description
1.1	At the Market (ATM) Sales Agreement, dated January 25, 2021, by and between IZEA Worldwide, Inc. and National Securities Corporation.
5.1	Opinion of Olshan Frome Wolosky LLP.
23.1	Consent of Olshan Frome Wolosky LLP (included in the opinion filed as Exhibit 5.1).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA WORLDWIDE, INC.

Date: January 25, 2021	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy Chief Executive Officer